UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2018 (November 20, 2018)

CĪON Investment Corporation

 (Exact Name of Registrant as Specified in Charter)

Maryland	000-54755	45-3058280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Park Avenue, 36th Floor, New York, New York 10016
(Address of Principal Executive Offices)

(212) 418-4700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On November 20, 2018, CĪON Investment Corporation (“CIC”) decreased its public offering price from $9.70 per share to $9.65 per share, based on a net offering price of $9.17 per share (net of selling commissions and dealer manager fees), which closely approximates an estimated net asset value per share of $8.98.  This decrease in the public offering price will become effective on CIC’s November 21, 2018 weekly closing and will be first applied to subscriptions received from November 14, 2018 through November 20, 2018.  In accordance with CIC’s previously disclosed share pricing policy, certain of CIC’s directors determined that a reduction in the public offering price per share was warranted following a decline in CIC’s net asset value per share to an amount more than 2.5% below CIC’s then-current net offering price.

Although CIC decreased its public offering price on November 20, 2018 from $9.70 per share to $9.65 per share, CIC will maintain the amount of weekly cash distributions payable to shareholders of $0.014067 per share resulting in an annual distribution rate of 7.58% (based on the $9.65 per share public offering price).

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CĪON Investment Corporation

Date:	November 21, 2018	By: /s/ Michael A. Reisner
Co-Chief Executive Officer